                 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148328) of Enterprise Financial Services Corp of our report dated June 26, 2012 relating to the financial statements of EFSC Incentive Savings Plan, which appear in this Form 11-K.

/s/ RubinBrown, LLP
St. Louis, Missouri
June 20, 2013